UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 16, 2010

(Date of earliest event reported)

ImmuCell Corporation

(Exact name of registrant as specified in its charter)

DE	001-12934	01-0382980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

56 Evergreen Drive Portland, Maine	04103
(Address of principal executive offices)	(Zip Code)

207-878-2770

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Stockholders of ImmuCell Corporation (the Company) was held at the Company’s office at 56 Evergreen Drive, Portland, Maine 04103 on Wednesday, June 16, 2010, at 8:30 a.m. Eastern Daylight Time, for the following purposes:

1.	To elect to one-year terms as Directors of the Company the nominees listed in the Company’s Proxy Statement dated April 20, 2010.

2.	To approve the 2010 Stock Option and Incentive Plan and the reservation of 300,000 shares of the Company’s common stock for issuance thereunder.

3.	To ratify the Audit Committee’s selection of Baker Newman & Noyes LLC as independent auditors of the Company for 2010.

At the Annual Meeting, there were present in person or by proxy 2,759,684 shares of the Company’s common stock, representing 92.9% of the total outstanding eligible votes. The final voting results for each proposal are as follows:

1. To elect to one-year terms as Directors of the Company the nominees listed in the Company’s Proxy Statement dated April 20, 2010.

	For	Withheld	Broker Non-Vote
Michael F. Brigham	1,512,941	23,373	1,223,370
Robert C. Bruce	1,053,661	482,653	1,223,370
Joseph H. Crabb	1,513,875	22,439	1,223,370
William H. Maxwell	1,042,228	494,086	1,223,370
Linda Rhodes	1,494,284	42,030	1,223,370
Jonathan E. Rothschild	1,513,206	23,108	1,223,370
David S. Tomsche	1,511,119	25,195	1,223,370

2. To approve the 2010 Stock Option and Incentive Plan and the reservation of 300,000 shares of Common Stock for issuance thereunder.

For	Against	Abstain	Broker Non-Vote
1,409,318	102,698	24,298	1,223,370

3. To ratify the Audit Committee’s selection of Baker Newman & Noyes LLC as independent registered public accounting firm of the Company for 2010.

For	Against	Abstain
2,741,165	10,899	7,620

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2010	IMMUCELL CORPORATION

	By:	/S/ MICHAEL F. BRIGHAM
Michael F. Brigham
President and CEO